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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 7, 2000 relating to the consolidated financial statements and financial statement schedule, which appears in EarthCare Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 8, 1999 relating to the financial statements of Reifsnieder Transportation, Inc., which appears in EarthCare Company's Form 8-K/A dated May 12, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 28, 2000 relating to the financial statements of International Petroleum Corporation and Related Entities, which appears in EarthCare Company's Form 8-K/A dated May 1, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Tulsa, Oklahoma
December 28, 2000